UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2018

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.07	Submission of Matters to a Vote of Shareholders.

MYR Group Inc. (“MYR” or the “Company”) held its 2018 annual meeting of stockholders (the “2018 Annual Meeting”) on April 26, 2018, at which the stockholders considered three proposals, each of which is described in more detail in MYR’s Definitive Proxy Statement, dated March 8, 2018. The matters voted upon at the 2018 Annual Meeting and the results of the votes were as follows:

Proposal 1. Election of Directors. The stockholders elected two directors. Messrs. Lucky and Moore, our Class II nominees, were each elected to serve a three-year term expiring at the 2021 annual meeting of stockholders or until his successor has been duly chosen.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Donald C.I. Lucky	14,042,158	675,938	7,640	324,387
Maurice E. Moore	13,699,105	1,019,117	7,514	324,387

Each of the following directors will continue to hold office until his or her respective term expires: Larry F. Altenbaumer, Bradley T. Favreau, Henry W. Fayne, Kenneth M. Hartwick, Gary R. Johnson, William A. Koertner, and William D. Patterson.

Proposal 2. Advisory Vote to Approve the Compensation of Our Named Executive Officers. The stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,454,366	265,790	5,580	324,387

Proposal 3. Ratification of the Appointment of Crowe Horwath LLP as Our Independent Registered Public Accounting Firm. The stockholders ratified the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
15,031,927	11,160	7,036

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 27, 2018
	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary